UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2010
MGM Resorts International
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 27, 2010, MGM China Holdings Limited, a Cayman Islands company which has been formed by MGM Resorts International and Ms. Pansy Ho, filed a proposed listing application on Form A1 with The Stock Exchange of Hong Kong Limited (the “Hong Kong Exchange”) in connection with a possible listing of its shares on the main board of the Hong Kong Exchange. If the proposed listing occurs, MGM China Holdings Limited will become the owner of substantially all of the economic share interests of MGM Grand Paradise, S.A., a joint venture of MGM Resorts International and Ms. Pansy Ho, which owns and operates the MGM Macau, a luxury resort, hotel and casino located in Macau, SAR.
     There have not been any decisions made regarding the timing or terms of any such listing or whether MGM China Holdings Limited will ultimately proceed with such a transaction or whether the proposed transaction will ultimately be approved by the Hong Kong Exchange. Accordingly, no assurances can be given that the proposed listing will be completed on any terms.
     The securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
     This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: September 27, 2010	By:	/s/ Troy E. McHenry
Troy E. McHenry
Vice President — Legal Affairs